Exhibit 99.1

FOR RELEASE

October 18, 2012

Contacts: Rob Stewart	Media Contact: Adam Handelsman
Investor Relations	President & Founder
Tel (949) 480-8300	SpecOps Communications
Fax (949) 480-8301	(212) 518-7721
adam@specopscomm.com

ACACIA RESEARCH REPORTS

THIRD QUARTER FINANCIAL RESULTS

Newport Beach, Calif. – (BUSINESS WIRE) – October 18, 2012 – Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended September 30, 2012.

—	Revenues in the third quarter of 2012 were $34,939,000, as compared to revenues and other operating income of $63,036,000 in the comparable prior year quarter.
—	Revenues for the nine months ended September 30, 2012 were $184,463,000, as compared to revenues and other operating income of $163,912,000 in the comparable prior year period.
—	GAAP net loss in the third quarter of 2012 was $6,402,000, or $0.13 per diluted share, as compared to GAAP net income of $10,803,000, or $0.25 per diluted share for the comparable prior year quarter.
—	Non-GAAP net income in the third quarter of 2012 was $8,450,000, or $0.17 per diluted share, as compared to $18,024,000, or $0.42 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP measures.
—	Trailing twelve-month revenues and other operating income as of the end of the third quarter of 2012 increased 16% to $205,258,000, as compared to $177,014,000 as of the end of the prior year quarter.

Consolidated Financial Results

Overview

Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenues and other operating income (in thousands)	$34,939	$63,036	$184,463	$163,912
Net income (loss) (in thousands)	$(6,402)	$10,803	$49,847	$25,295
Non-GAAP net income (in thousands)	$8,450	$18,024	$97,158	$45,234
Diluted earnings (loss) per share	$(0.13)	$0.25	$1.04	$0.62
Pro forma non-GAAP net earnings per common share - diluted	$0.17	$0.42	$2.03	$1.11
New revenue agreements	33	24	111	88
Licensing programs generating revenues	31	22	58	49
Licensing programs with initial revenues	9	4	22	17
New patent portfolios	13	8	45	25

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As of September 30, 2012, trailing twelve-month revenues and other operating income were as follows (in thousands):

As of Date:	Trailing Twelve-Month Revenues*	% Change

September 30, 2012	$205,258	-12%
June 30, 2012	233,355	5%
March 31, 2012	222,617	21%
December 31, 2011	184,707	4%
September 30, 2011	177,014	–

______________________________

* Includes “other operating income.”

As of September 30, 2012, on a consolidated basis, we have generated revenues from 134 technology licensing and enforcement programs, as compared to 108 programs as of the end of the prior year quarter.

Summary Financial Results

For the Three Months Ended September 30, 2012 and 2011

Revenues and Other Operating Income (in thousands):

	Three Months Ended September 30,		Change
	2012	2011	$	%

Revenues	$34,939	$50,585	$(15,646)	-31%
Verdict insurance proceeds	–	12,451	(12,451)	-100%
	$`34,939	$63,036	$(28,097)	-45%

New revenue agreements.	33	24
Licensing programs generating revenues.	31	22
Licensing programs with initial revenues	9	4

Revenues in the third quarter of 2012 decreased $15,646,000, or 31%, to $34,939,000, as compared to $50,585,000 in the comparable prior year quarter. In the third quarter of 2012, five licensees individually accounted for 30%, 13%, 10%, 10% and 10% of revenues recognized, as compared to two licensees individually accounting for 59% and 26% of revenues recognized during the third quarter of 2011.

Verdict Insurance Proceeds. In the third quarter of 2011, Creative Internet Advertising Corporation (“CIAC”), an operating subsidiary of Acacia, received a $12,451,000 final judgment stemming from its May 2009 trial verdict and damages award in its patent infringement lawsuit with Yahoo! Inc. Yahoo! Inc. appealed the verdict, and in April 2011, a three Judge panel of the United States Court of Appeals for the Federal Circuit reversed the District Court's judgment of infringement in a 2 to 1 decision. As a result of the reversal of the District Court's judgment, in September 2011, CIAC submitted a claim under a specific contingency insurance policy previously purchased, and received $12,451,000 in verdict insurance proceeds.

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Cost of Revenues and Other Operating Income (in thousands):

	Three Months Ended September 30,		Change
	2012	2011	$	%

Inventor royalties	$5,017	$15,592	$(10,575)	-68%
Contingent legal fees	8,805	12,328	(3,523)	-29%
Verdict insurance proceeds related costs	–	7,661	(7,661)	-100%

Third quarter 2012 total revenues, less inventor royalties expense and contingent legal fees expense was $21,117,000, or 60% of third quarter 2012 revenues, as compared to $27,455,000 or 44% (including verdict insurance proceeds and related costs) in the comparable prior year quarter. The increase in total revenues, less inventor royalties expense and contingent legal fees expense as a percentage of total revenues was due primarily to lower inventor royalty rates for the portfolios generating revenues during the three months ended September 30, 2012, as compared to the portfolios generating revenues in the comparable prior year quarter. In addition, inventor royalties expense for the third quarter of 2012 included a credit of $2,600,000 related to inventor royalties originally expensed in the second quarter of 2012, which based on certain events occurring in the third quarter of 2012, were no longer payable pursuant to the terms of the underlying agreement.

The economic terms of the patent portfolio acquisition agreements and contingent legal fee arrangements, if any, including royalty rates, contingent fee rates and other terms, vary across the patent portfolios owned or controlled by our operating subsidiaries. These expenses fluctuate period to period, based on the amount of revenues recognized each period, the terms and conditions of revenue agreements executed each period and the mix of specific patent portfolios with varying economic terms generating revenues each period.

	Three Months Ended September 30,		Change
	2012	2011	$	%

Litigation and licensing expenses - patents	$5,686	$3,501	$2,185	62%

Litigation and licensing expenses-patents in the third quarter of 2012 increased due primarily to higher net levels of patent portfolio prosecution, litigation support, third-party technical consulting and professional expert expenses associated with our continued investment in ongoing and new licensing and enforcement programs commenced since the end of the comparable prior year quarter. We expect patent-related legal expenses to continue to fluctuate period to period in connection with our current and future patent acquisition, development, licensing and enforcement activities.

	Three Months Ended September 30,		Change
	2012	2011	$	%

Amortization of patents	$10,412	$1,946	$8,466	435%

Third quarter 2012 non-cash patent amortization charges increased due primarily to $6.1 million of amortization expense related to new patent portfolios acquired since the end of the comparable prior year quarter, comprised primarily of non-cash patent amortization expense related to the patents acquired in connection with our acquisition of ADAPTIX, Inc. in the first quarter of 2012 and other patent portfolios acquired in the second and third quarters of 2012. The increase also reflects accelerated amortization totaling $3.0 million, related to the sale of a patent portfolio in the third quarter of 2012. The increase was partially offset by a $578,000 decrease in accelerated patent amortization related to recoupable up-front patent portfolio acquisition costs recovered in the third quarter of 2012, as compared to the prior year quarter.

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Other Operating Expenses (in thousands):

	Three Months Ended September 30,		Change
	2012	2011	$	%

Marketing, general and administrative expenses	$5,610	$5,180	$430	8%
Non-cash stock compensation expense - MG&A	6,285	3,568	2,717	76%
Total marketing, general and administrative expenses	$11,895	$8,748	$3,147	36%

Third quarter 2012 marketing, general and administrative expenses increased due primarily to an increase in non-cash stock compensation charges resulting from an increase in the average grant date fair value of restricted shares expensed in the third quarter of 2012, as compared to the prior year quarter, and a net increase in licensing, business development, and engineering personnel since the end of the prior year period.

Income Taxes:

	Three Months Ended September 30,		Change
	2012	2011	$	%

Benefit from (provision for) income taxes (in thousands)	$1,802	$(1,889)	$3,691	-195%
Effective tax rate	22%	15%	-	-

Tax expense for the third quarter of 2012, as compared to the prior year quarter, included the impact of the following:

—	The benefit (provision) for income taxes for interim periods is determined using an estimate of Acacia’s annual effective tax rate, adjusted for discrete items, if any, that are taken into account in the relevant reporting period. Our estimated annual effective tax rate, excluding the impact of discrete items was approximately 40% and 26% as of September 30, 2012 and 2011, respectively. During the nine months ended September 30, 2012, discrete items were primarily comprised of $10.2 million of tax benefits recognized resulting from the release of valuation allowance on the majority of our net deferred tax assets in the first quarter of 2012.

—	For financial reporting purposes, tax expense is calculated without the excess tax benefit related to the exercise and vesting of equity-based incentive awards. Under U.S. generally accepted accounting principles, if a deduction reported on a tax return for an equity-based incentive award exceeds the cumulative compensation cost for those instruments recognized for financial reporting purposes, any excess tax benefit is recognized as a credit to additional paid-in capital, as the expense does not reflect cash taxes payable. The deductions related to the exercise and vesting of equity-based incentive awards are available to offset taxable income on our consolidated tax returns. Accordingly, the noncash tax expense calculated without the excess benefit, totaling approximately $7.7 million and $1.7 million for the nine months ended September 30, 2012 and 2011, respectively, was credited to additional paid-in capital, not taxes payable.

—	As of September 30, 2012, taxes paid or payable totaled approximately $12.4 million, primarily comprised of $11.9 million of foreign withholding taxes withheld by the applicable foreign tax authority on revenue agreements executed with third party licensees domiciled in certain foreign jurisdictions, and other state related taxes payable. The 2012 tax provision contemplates utilization of the $11.9 million in foreign taxes withheld in the first quarter of 2012 as a credit against income tax expense calculated for financial statement purposes.

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Financial Condition (in thousands)

Summary Balance Sheet Information:

	September 30,	December 31,
	2012	2011

Cash & cash equivalents and investments	$410,798	$323,286
Accounts receivable	16,635	2,915
Total assets	693,746	352,877
Accounts payable and accrued expenses	16,079	6,625
Royalties and contingent legal fees payable	21,435	23,508
Total liabilities	72,435	30,765

Summary Cash Flow Information:

	Three Months Ended September 30,
	2012	2011

Net cash provided by (used in):
Operating activities	$6,278	$19,020
Investing activities	(37,627)	(9,486)
Financing activities	(1,366)	1,714
(Decrease) increase in cash and cash equivalents	$(32,715)	$11,248

Patent Acquisition Costs. Patent related acquisition costs in the third quarter of 2012 totaled $24,525,000, as compared to $1,000,000 during the comparable prior year quarter. See “Business Highlights and Recent Developments” below for a summary of patent portfolio acquisitions during the current quarter.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, statement of operations and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

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Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.

Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Lastly, for financial reporting purposes, tax expense is required to be calculated without the excess tax benefit related to the exercise and vesting of equity-based incentive awards, however, the deduction related to the exercise and vesting of equity-based incentive awards is available to offset taxable income on our consolidated tax returns. Accordingly, the non-cash tax expense calculated without the excess benefit for financial statement purposes is credited to additional paid-in capital, not taxes payable, and does not represent a cash tax obligation. Management believes that providing a non-GAAP financial measure that excludes excess benefit related non-cash tax expense allows investors to asses our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes significant non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense that are recurring, and will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.

The accompanying table provided below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

______________________________________________

A conference call is scheduled for today. The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (888) 646-0797 for domestic callers and (706) 758-6764 for international callers, both of whom will need to enter the conference ID 24493968 when prompted. A replay of the audio presentation will be available for 30 days at (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, both of whom will need to enter the Conference ID 24493968 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com.

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ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation’s subsidiaries partner with inventors and patent owners, license the patents to corporate users, and share the revenue. Acacia Research Corporation’s subsidiaries control over 200 patent portfolios, covering technologies used in a wide variety of industries.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearchgroup.com and www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our ability to become the licensing partner for companies, and our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the effect of the global economic downturn on technology companies, the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation's financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

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ACACIA RESEARCH CORPORATION

SUMMARY FINANCIAL INFORMATION

(In thousands, except share and per share information)

(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenues	$34,939	$50,585	$184,463	$151,461

Operating costs and expenses:
Cost of revenues:
Inventor royalties	5,017	15,592	22,184	37,269
Contingent legal fees	8,805	12,328	19,160	34,734
Litigation and licensing expenses - patents	5,686	3,501	14,335	10,800
Amortization of patents	10,412	1,946	20,931	8,318
Verdict insurance proceeds	–	(12,451)	–	(12,451)
Verdict insurance proceeds related costs	–	7,661	–	7,661
Marketing, general and administrative expenses (including non-cash stock compensation expense of $6,285 and $17,375 for the three and nine months ended September 30, 2012, respectively, and $3,568 and $9,891 for the three and nine months ended September 30, 2011, respectively)	11,895	8,748	37,529	27,031
Research, consulting and other expenses - business development	1,135	850	4,218	2,893

Total operating costs and expenses	42,950	38,175	118,357	116,255

Operating income (loss	(8,011)	12,410	66,106	35,206

Total other income (expenses	(41)	25	117	78

Income (loss) from operations before provision for income taxes	(8,052)	12,435	66,223	35,284

Benefit from (provision for) income taxes	1,802	(1,889)	(16,439)	(9,343)

Net income (loss) including noncontrolling interests in operating subsidiary	(6,250)	10,546	49,784	25,941

Net (income) loss attributable to noncontrolling interests in operating subsidiaries	(152)	257	63	(646)

Net income (loss) attributable to Acacia Research Corporation	$(6,402)	$10,803	$49,847	$25,295

Net income (loss) per common share attributable to Acacia Research Corporation:
Basic earnings (loss) per share	$(0.13)	$0.26	$1.06	$0.65
Diluted earnings (loss) per share	$(0.13)	$0.25	$1.04	$0.62

Weighted average number of shares outstanding, basic	48,332,878	41,292,819	46,886,820	39,178,952
Weighted average number of shares outstanding, diluted	48,332,878	42,857,880	47,795,819	40,733,813

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Reconciliation of GAAP Net Income (Loss) and EPS to Non-GAAP Net Income and EPS

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

GAAP net income (loss)	$(6,402)	$10,803	$49,847	$25,295

Non-cash stock compensation	6,285	3,568	17,375	9,891
Non-cash patent amortization	10,412	1,946	20,931	8,318
Excess benefit related non-cash tax expense	(1,845)	1,707	9,005	1,730

Non-GAAP net income	$8,450	$18,024	$97,158	$45,234

Pro forma non-GAAP net earnings per common share — basic	$0.17	$0.44	$2.07	$1.15
Pro forma non-GAAP net earnings per common share — diluted	$0.17	$0.42	$2.03	$1.11
GAAP weighted-average shares — basic	48,332,878	41,292,819	46,886,820	39,178,952
GAAP weighted-average shares — diluted	48,972,868	42,857,880	47,795,819	40,733,813

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ACACIA RESEARCH CORPORATION

SUMMARY FINANCIAL INFORMATION, (CONTINUED)

(In thousands)

(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	September 30,	December 31,
	2012	2011

ASSETS

Current assets:
Cash and cash equivalents	$264,151	$314,733
Short-term investments	146,647	6,597
Accounts receivable	16,635	2,915
Prepaid expenses and other current assets	3,045	803

Total current assets	430,478	325,048

Property and equipment, net of accumulated depreciation and amortization	317	220
Patents, net of accumulated amortization	226,317	25,188
Goodwill	36,217	–
Investments - noncurrent	–	1,956
Other assets	417	465

	$693,746	$352,877

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$16,079	$6,625
Royalties and contingent legal fees payable	21,435	23,508

Total current liabilities	37,514	30,133

Deferred income taxes	34,262	–
Other liabilities	659	632

Total liabilities	72,435	30,765

Total stockholders' equity	621,311	322,112

	$693,746	$352,877

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ACACIA RESEARCH CORPORATION

SUMMARY FINANCIAL INFORMATION, (CONTINUED)

(In thousands)

(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income (loss) including noncontrolling interests in operating subsidiary	$(6,250)	$10,546	$49,784	$25,941

Adjustments to reconcile net income (loss) including noncontrolling interests in operating subsidiary to net cash provided by operating activities :
Depreciation and amortization	10,449	1,975	21,034	8,393
Non-cash stock compensation	6,285	3,568	17,375	9,891
Change in valuation allowance	–	(15)	(10,237)	(15)
Other	(553)	9	(508)	–
Changes in assets and liabilities, net of effects from the acquisition of ADAPTIX, Inc:
Accounts receivable	(5,813)	(12,194)	(13,720)	(24,573)
Prepaid expenses and other assets	(1,214)	1,012	(1,485)	949
Accounts payable and accrued expenses	(564)	(240)	2,381	(737)
Royalties and contingent legal fees payable	2,332	14,359	(2,073)	24,290
Deferred tax liability	1,606	–	7,192	–

Net cash provided by operating activities	6,278	19,020	69,743	44,139

Cash flows from investing activities:
Purchase of property and equipment	(12)	(84)	(200)	(172)
Purchase of available-for-sale investments	(65,055)	(8,427)	(305,007)	(8,427)
Sales and maturities of available-for-sale investments	51,965	25	169,367	60
Purchase of ADAPTIX, Inc., net of cash acquired	–	–	(150,000)	–
Patent acquisition costs	(24,525)	(1,000)	(64,960)	(2,805)
	–	–
Net cash used in investing activities	(37,627)	(9,486)	(350,800)	(11,344)

Cash flows from financing activities:
Proceeds from sale of common stock, net of issuance costs	–	–	218,983	175,232
Distributions to noncontrolling interests in operating subsidiary	(312)	–	(312)	(2,897)
Contributions from noncontrolling interests in operating subsidiary	1,920	–	3,840	877
Excess tax benefits from stock-based compensation	(3,160)	1,707	7,690	1,730
Proceeds from the exercise of stock options	186	7	274	411

Net cash provided by (used in) financing activities	(1,366)	1,714	230,475	175,353

(Decrease) increase in cash and cash equivalents	(32,715)	11,248	(50,582)	208,148

Cash and cash equivalents, beginning	296,866	299,415	314,733	102,515

Cash and cash equivalents, ending	$264,151	$310,663	$264,151	$310,663

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Business Highlights and Recent Developments(2)

Business highlights of the third quarter of 2012 and recent developments include the following:

Revenues for the three months ended September 30, 2012 included fees from the following technology licensing and enforcement programs:

—	Application Authentication technology*	—	Medical Image Manipulation technology*
—	Bone Graft Harvesting technology*	—	MEMS technology
—	Camera Support technology	—	Messaging technology
—	Consumer Rewards technology	—	Mobile Computer Synchronization technology
—	Digital Signal Processing Architecture technology	—	NOR Flash technology
—	Disk Array Systems & Storage Area Network technology	—	Online Ad Tracking technology
—	DMT® technology	—	Online Auction Guarantee technology
—	Domain Name Redirection technology*	—	Online Gaming technology*
—	Facilities Operation Management System technology	—	Pop-up Internet Advertising technology
—	Hearing Aid technology	—	Power Management Within Integrated Circuits technology
—	Improved Memory Manufacturing technology	—	Suture Anchors technology*
—	Information Portal Software technology	—	Surgical Access technology*
—	Information Storage, Searching and Retrieval technology	—	Targeted Content Delivery technology
—	Intraluminal Device technology*	—	Telematics technology
—	Lighting Ballast technology	—	Wireless Monitoring technology*
—	Location Based Services technology

(*) Initial license fees were recorded for these licensing programs in the third quarter of 2012.

—	Advanced Data Access LLC and Smart Memory Solutions LLC entered into an agreement with Fujitsu Semiconductor America, Inc. and Fujitsu Semiconductor Limited. This agreement resolved patent litigation that was pending in the United States District Court for the Eastern District of Texas and patent litigation that was pending in the United States District Court for the Northern District of California.

—	Advanced Data Access LLC and Smart Memory Solutions LLC entered into a settlement agreement with Freescale Semiconductor, Inc. This agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas and the United States District Court for the Northern District of California.

—	Advanced Data Access LLC entered into a settlement agreement with Panasonic Corporation. This agreement resolved patent litigation that was pending in the United States District Court for the Eastern District of Texas.

—	Automated Facilities Management Corporation entered into a license and settlement agreement with Revere, Inc. The agreement resolved litigation that was pending in the United States District Court for the Northern District of Alabama.

—	Automated Facilities Management Corporation entered into a license and settlement agreement with AssetPoint, LLC. The agreement resolved litigation that was pending in the United States District Court for the District of South Carolina.

—	Body Science LLC entered into a settlement agreement with Boston Scientific Corporation. The agreement resolved litigation that was pending in the United States District Court for the District of Minnesota.

—	Brain Life LLC entered into a settlement agreement with Varian Medical Systems, Inc. The agreement resolved litigation that was pending in the United States District Court for the Southern District of California.

—	Content Delivery Solutions LLC entered into License and Settlement Agreements with AOL Inc., AT&T Services, Inc. and YellowPages.com LLC, and Google Inc. The License and Settlement Agreements resolved patent litigation, Civil Action No. 1:11-cv-00216 that was pending in the United States District Court, Western District of Texas.

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—	Document Management Systems LLC entered into a Patent License and License Option Agreement with RPX Corporation.

—	Endotach LLC resolved and dismissed the patent litigation action filed against W.L. Gore & Associates, Civil Action No. CA 10-487, which was pending in the United States District Court for the Northern District of Florida.

—	Fast Memory Erase LLC entered into a Patent License and License Option Agreement with RPX Corporation.

—	Power Management Solutions LLC entered into a settlement agreement with Freescale Semiconductor, Inc. This agreement resolved litigation that was pending in the United States District Court for the District of Delaware.

—	Identity Verification Solutions LLC entered into a settlement and patent license agreement with MorphoTrust USA Inc. The settlement and patent license agreement resolved patent litigation, Civil Action No. 1:11-CV-00867, that was pending in the United States District Court, Eastern District of Virginia.

—	MEMTech LLC entered into a license and settlement agreement with Analog Devices covering patents relating to certain MEMS devices.

—	Portal Technologies LLC entered into a License and Settlement Agreement with AOL Inc. The License and Settlement Agreement resolved patent litigation, Civil Action No. 2:11-cv-00438 that was pending in the United States District Court, Eastern District of Texas.

—	Power Management Solutions LLC entered into a settlement agreement with Freescale Semiconductor, Inc. This agreement resolved litigation that was pending in the United States District Court for the District of Delaware.

—	Program Rewards Solutions LLC entered into a settlement agreement with Citigroup Inc. The agreement resolved litigation that was pending in the United States District Court for the Southern District of New York.

—	Smart Memory Solutions LLC entered into a settlement agreement with Panasonic Corporation. This agreement resolved patent litigation that was pending in the United States District Court for the District of Delaware.

—	Smartphone Technologies LLC entered into a Patent License and Settlement Agreement with Sony Mobile Communications AB and Sony Mobile Communications (USA) Inc. This agreement resolved patent litigation, Civil Action No. 6:10-cv-580, which was pending in the United States District court for the Eastern District of Texas and the German District Court Dusseldorf Civil Action 4a 0 82/12.

—	Unified Messaging Solutions LLC entered into license and settlement agreements with the following licensees that resolved litigation that was pending.

—	Bank of New York Mellon, and BNY Mellon, National Association	—	E*TRADE Financial Corporation and E*TRADE Bank
—	Commerce Bancshares, Inc.	—	UBS Financial Services, Inc.
—	Dell Inc.

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—	Unified Messaging Solutions LLC entered into a Patent License and License Option Agreement with RPX Corporation.

—	Web Tracking Solutions LLC entered into an agreement with Google, Inc. This agreement resolved patent litigation which was pending in the Eastern District of New York.

—	Acacia Research Group LLC and its affiliates continued their patent and patent rights acquisition activities, acquiring a total of 13 new patent portfolios in the third quarter of 2012, including the following:

—	In July 2012, acquired a patent for intraluminal device technology.
—	In August 2012, acquired rights to patents for 360 degree view technology.
—	In September 2012, acquired a patent for stent graft technology.
—	In September 2012, acquired 23 patents covering gas heating and cooling control systems. The acquisition includes an ongoing royalty stream with a major manufacturer.
—	In September 2012, acquired patents covering Product Lifecycle Management (“PLM”) technology.
—	In September 2012, acquired patents for radio frequency modulation technology used in mobile devices such as smartphones, tablets, and laptops from a major technology company.
—	In September 2012, acquired 7 patent portfolios with over 1,900 patents and applications relating to stent grafts, vascular grafts, bypass grafts, graft retrieval technology, graft manufacturing technology, vena cava filter technology, and filter retrieval technology from a leading global medical device company.

(1)	As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries. All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2)	Acacia Research Group LLC, Advanced Data Access LLC, Automated Facilities Management Corporation, Body Science LLC, Brain Life LLC, Content Delivery Solutions LLC, Document Management Systems LLC, Endotach LLC, Fast Memory Erase LLC, Power Management Solutions LLC, Program Rewards Solutions LLC, Smart Memory Solutions LLC, Smartphone Technologies LLC, Unified Messaging Solutions LLC and Web Tracking Solutions LLC are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.

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